Exhibit 99.2

REVOCABLE PROXY DANVERS BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS MAY 13, 2011, 10:00 a.m., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Danvers Bancorp, Inc., a Delaware corporation (the “Company”), hereby appoints Michael W. McCurdy and Marissa Frerk, and each of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as proxy, as designated, all shares of common stock of the company held of record by the undersigned on March 31, 2011, at a Special Meeting of Stockholders of the Company (the “Special Meeting”), to be held at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960 on May 13, 2011, 10:00 a.m., local time, and any adjournments or postponements thereof, to case on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated April 1, 2011, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE SPECIAL MEETING IN PERSON.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

DANVERS BANCORP, INC. — SPECIAL MEETING, May 13, 2011, 10:00 A.M., LOCAL TIME

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

The Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus are available at https://www.snl.com/IRWebLinkX/GenPage.aspx?IID=1984120&GKP=203213

You can vote in one of three ways:

1. Call toll free 1-866-239-6862 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/dnbk and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE REVOCABLE PROXY DANVERS BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS MAY 13, 2011

For Against Abstain

1. Adoption of the Agreement and Plan of Merger by and between ☐ ☐ ☐

Danvers Bancorp, Inc. and People’s United Financial, Inc., dated as of January 20, 2011, pursuant to which Danvers will merge with and into People’s United, with People’s United being the surviving corporation.

Please be sure to date and sign this proxy card in the box below. Date

Sign above

For Against Abstain

2. Approval of one or more adjournments of the special meeting, ☐ ☐ ☐

if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS LISTED ABOVE

Mark here if you plan to attend the meeting☐

Mark here for address change and note change☐

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ??

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Local Time, May 13, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Local Time, May 13, 2011:

1-866-239-6862

Vote by Internet

anytime prior to 3:00 a.m., Local Time, May 13, 2011 go to https://www.proxyvotenow.com/dnbk

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

SPECIAL MEETING MATERIALS ARE AVAILABLE ON-LINE AT:

https://www.snl.com/IRWebLinkX/GenPage.aspx?IID=1984120&GKP=203213